NEWS RELEASE


FOR IMMEDIATE RELEASE

Contact:  Paul S. Feeley
          Senior Vice President, Treasurer and
            Chief Financial Officer
          (617) 628-4000


                    CENTRAL BANCORP, INC. DECLARES QUARTERLY
                           COMMON STOCK CASH DIVIDEND

         SOMERVILLE, MASSACHUSETTS, January 21, 2010 -- Central Bancorp, Inc. (NASDAQ Global Market: CEBK) (the "Company") today announced that the Company's Board of Directors has declared a quarterly common stock cash dividend of five ($0.05) cents per share, payable on or about February 19, 2010 to stockholders of record on February 5, 2010.

         Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating nine full-service banking offices, a limited service high school branch in suburban Boston and a standalone 24-hour automated teller machine in Somerville.